Exhibit 1.1
SPECTRA ENERGY PARTNERS, LP
10,000,000 Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
New York, New York
June 26, 2007
Citigroup Global Markets Inc.
Lehman Brothers Inc.
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          Spectra Energy Partners, LP, a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Inc. and Lehman Brothers Inc. (the “Representatives”) are acting as representatives, 10,000,000 Common Units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to 1,500,000 additional Common Units to cover over-allotments, if any (the “Option Units”; the Option Units, together with the Firm Units, being hereinafter called the “Units”). Certain terms used herein are defined in Section 20 hereof.
          It is understood and agreed to by all parties that the Partnership was formed by Spectra Energy Corp, a Delaware corporation (“Spectra Energy”), to acquire, own, operate and develop natural gas transmission and storage assets that were previously owned and operated directly or indirectly by Spectra Energy (the “Assets”), as described more particularly in the Preliminary Prospectus (as defined herein).
          It is further understood and agreed to by all parties that as of the date hereof:
     (a) Spectra Energy, directly owns a 100% membership interest in Spectra Energy Capital LLC, a Delaware limited liability company (“Spectra Capital”);
     (b) Spectra Capital, through a wholly owned subsidiary, owns a 100% membership interest in Spectra Energy Transmission, LLC, a Delaware limited liability company (“SET”);

     (c) SET directly owns all of outstanding capital stock of Spectra Energy Southeast Pipeline Corp., a Delaware corporation (“SEPL”);
     (d) SET directly owns a 100% membership interest in Spectra Energy Partners GP, LLC, a Delaware limited liability company (“GP LLC”);
     (e) GP LLC directly owns a 1% general partner interest in Spectra Energy Partners (DE) GP, LP, a Delaware limited partnership and the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership (the “General Partner”);
     (f) SET directly owns (i) a 99% limited partner interest in the General Partner and (ii) a 98.0% limited partner interest in the Partnership;
     (g) The Partnership directly owns (i) a 99.999% limited partner interest in Spectra Energy Partners OLP, LP, a Delaware limited partnership (the “Operating Partnership”), and (ii) a 100% membership interest in Spectra Energy Partners OLP GP LLC, a Delaware limited liability company and the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership (the “Operating GP”);
     (h) SET directly owns a 100% membership interest in Market Hub Partners Holding, LLC, a Delaware limited liability company (“Market Hub”);
     (i) SET directly owns a 100% membership interest in East Tennessee Natural Gas, LLC, a Tennessee limited liability company (“East Tennessee”);
     (j) SEPL directly owns a 50% membership interest in Gulfstream Natural Gas System, L.L.C., a Delaware limited liability company (“Gulfstream”); and
     (k) Market Hub, East Tennessee and Gulfstream together directly or indirectly own all of the Assets.
          Prior to the date hereof, the Operating Partnership, as borrower, and the Partnership, as Guarantor, have entered into a $500 million Credit Agreement with Wachovia Bank, National Association, Citibank, N.A. and other lenders (the “Credit Agreement”).
          It is further understood and agreed to by the parties hereto that the following transactions will occur on the Closing Date:
     (a) The parties thereto will enter into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) pursuant to which (i) SET will convey its limited partner interest in the General Partner and the Partnership to SEPL as a capital contribution; (ii) SET will convey a .1% membership interest in Market Hub to Spectra Energy Southeast MHP Holding, LLC, a Delaware limited liability company wholly owned by SET (“SEPL MHP”) as a capital contribution; (iii) SET will convey a 49.9% membership interest in Market Hub to Spectra Energy MHP Holding, LLC, a Delaware limited liability company wholly owned by SET (“SET MHP”) as a capital contribution; (iv) SET will convey to Spectra Energy GP MHP Holding, LLC, a Delaware limited liability company wholly owned by SET (“GP MHP”) a membership interest in Market Hub with a value determined pursuant to the Contribution Agreement (the “Market Hub GP Interest”); (v) SET will convey to Spectra Energy Partners MHP Holding, LLC, a Delaware limited liability company wholly owned by SET (“SEP MHP”), as a capital contribution, a membership interest in Market Hub equal to 50% less the Market Hub GP Interest; (vi) SET will convey a 100% membership interest in GP MHP to GP LLC as a capital contribution; (vii) SET will convey a 100% membership interest in East Tennessee to SEPL as a capital contribution; (viii) SET will convey (a) its membership interest in SEPL MHP to SEPL as a capital contribution and (b) its membership interest in SEP MHP to the Partnership in exchange for the right to receive 7,873,950 Common Units and 5,142,858 Subordinated Units representing limited partner interests in the Partnership (collectively, the “SET Units”), and the right to receive a cash amount to reimburse it for certain capital expenditures; (ix) GP LLC will convey its membership interest in GP MHP to the General Partner as a capital contribution and in exchange for the right to receive a cash amount to reimburse it for certain capital expenditures relating to Market Hub; (x) SEPL will convey, as a capital contribution, a portion of its membership interest in Gulfstream to the General Partner with a value determined pursuant to the Contribution Agreement (the “Gulfstream GP Interest”); (xi) Market Hub will file articles of conversion under the Delaware Limited Liability Company Act (“Delaware LLC Act”) and convert to a general partnership; (xii) the General Partner will convey the Gulfstream GP Interest and its membership interest in GP MHP to the Partnership in exchange for a continuation of its 2% general partner interest in the Partnership, 1,500,000 Common Units (the “GP Common Units”), the Incentive Distribution Rights in the Partnership, the right to receive $288.1 million sourced to new debt recourse to the General Partner (the “Recourse Debt”) and the right to receive a cash amount to reimburse it for certain capital expenditures; (xiii) SEPL will convey a 100% membership interest in East Tennessee and a membership interest in Gulfstream equal to 24.5% less the Gulfstream GP Interest to the Partnership in exchange for 25,255,930 Common Units and 16,495,872 Subordinated Units (the “SEPL Units,” together with the SET Units and the GP Common Units, the “Sponsor Units”), and (xiv) SET will receive, in exchange for its right to receive such interest in provision (a)(viii) above, the SET Units.
     (b) the public offering of the Firm Units contemplated hereby will be consummated;
     (c) the Partnership will (i) pay transaction expenses, (ii) distribute a cash amount to SET to reimburse it for certain capital expenditures, (iii) distribute a cash amount to the General Partner to reimburse it for certain capital expenditures, (iv) contribute a cash amount to the Operating Partnership (.001% on behalf of Operating GP) to replenish working capital, and (v) contribute a cash amount and its interests in East Tennessee, Gulfstream, SEP MHP and GP MHP to the Operating Partnership as a capital contribution (of which .001% is on behalf of the Operating GP);
     (d) GP MHP will merge with and into SEP MHP with SEP MHP as the surviving entity;

     (e) the Operating Partnership will buy qualifying investment grade securities with $163.1 million cash and, in turn, will incur the Recourse Debt by borrowing $288.1 million under the Credit Agreement using the qualifying investment grade securities as collateral security for $163.1 million of the Recourse Debt with the Partnership guaranteeing the Recourse Debt;
     (f) the Operating Partnership will distribute approximately $288.1 million, less debt issuance costs, to the Partnership (of which .001% is on behalf of the Operating GP) which, in turn will distribute the funds to the General Partner. The General Partner will loan this cash distribution to Spectra Capital;
     (g) the General Partner will distribute a cash amount to GP LLC to reimburse it for certain capital expenditures, which amount, in turn, will be distributed to SET;
     (h) the parties thereto will enter into an omnibus agreement (the “Omnibus Agreement”), which will address the provision by Spectra Energy and its affiliates of general and administrative services to the Partnership and certain indemnification matters.
The transactions contemplated in subsections (a) through (h) above are referred to herein as the “Transactions.” In connection with the Transactions, the parties to the Transactions will enter into various transfer agreements, contribution agreements and related documents (collectively, and together with the Contribution Agreement, the “Contribution Documents”). The Contribution Documents, the Omnibus Agreement, and the Credit Agreement shall be collectively referred to as the “Transaction Documents.” Spectra Energy, the Partnership, GP LLC, the General Partner, the Operating Partnership and Operating GP are hereinafter collectively referred to as the “Spectra Parties.” The Partnership, GP LLC, the General Partner, the Operating Partnership, the Operating GP, East Tennessee, Gulfstream, SEP MHP, Market Hub and all other Partnership subsidiaries are herein collectively referred to as the “Partnership Entities” and, together with Spectra Energy, Spectra Capital, SET and SEPL, the “Spectra Entities.”
          This is to confirm the agreement among the Spectra Parties and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters.
          1. Representations and Warranties. Each of the Spectra Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
     (a) Registration. The Partnership has prepared and filed with the Commission a registration statement (file number 333-141687) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to the Representatives. The Partnership will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, the Prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised the Representatives, prior to the Execution Time, will be included or made therein.
     (b) No Material Misstatements or Omissions in Registration Statement or Prospectus. The Preliminary Prospectus included in the Registration Statement at the Effective Date and the Rule 424(a) Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the statements made by the Partnership in the Registration Statement and in the Preliminary Prospectus included in the Registration Statement at the Effective Date or the Rule 424(a) Preliminary Prospectus provided to the Underwriters for use in connection with the public offering of the Units, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

     (c) No Material Misstatements or Omissions in Disclosure Package. (i) The Disclosure Package and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic road show when taken together as a whole with the Disclosure Package, and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, did not, as of the Execution Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (d) Eligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.
     (e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (f) Formation and Qualification. Each of the Spectra Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case as described in the Disclosure Package and the Prospectus. Each of the Partnership Entities is, or at the Closing Date and each settlement date will be, duly qualified to do business as a foreign limited partnership or limited liability company, as applicable and is in good standing under the laws of each jurisdiction that requires, or at the Closing Date and each settlement date will require, such qualification, except where the failure to be so qualified could not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, taken as a whole, whether or not arising from transactions in the ordinary course of business, of the Partnership Entities (a “Material

Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.
     (g) Power and Authority to Act as a General Partner. The General Partner has, and, on the Closing Date and each settlement date, will have, full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and the Prospectus. GP LLC has, and, as of the Closing Date and each settlement date will have, full power and authority to act as general partner of the General Partner in all material respects as described in the Disclosure Package and Prospectus. The Operating GP has, and, as of the Closing Date and each settlement date, will have, full power and authority to act as general partner of the Operating Partnership in all material respects as described in the Disclosure Package and Prospectus.
     (h) Ownership of Partnership Entities. On the Closing Date and each settlement date, after giving effect to the Transactions, all of the equity interests of each of the Partnership Entities will be owned as set forth on Exhibit A hereto; all of such equity interests will be duly and validly authorized and issued in accordance with the general partnership, limited partnership or limited liability company agreements of each such Partnership Entity (the “Organizational Agreements”), will be fully paid (to the extent required by the applicable Organizational Agreements) and nonassessable (except as such nonassessability may be affected by (i) Sections 17-607 and 17-804 of the Delaware Limited Partnership Act (the “Delaware LP Act”), (ii) Sections 18-607 and 18-804 of the Delaware LLC Act or (iii) Sections 15-309 and 15-807 of the Delaware Revised Uniform Partnership Act (the “Delaware GP Act”); and, on the Closing Date and each settlement date, such equity interests will be owned as set forth on Exhibit A free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except restrictions on transferability as described in the Disclosure Package and the Prospectus).
     (i) Valid Issuance of the Units. The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the partnership agreement of the Partnership (as the same may be amended or restated at or prior to the Closing Date, the “Partnership Agreement”) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).
     (j) Capitalization. At the Closing Date, after giving effect to the Transactions and the offering of the Firm Units as contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership will consist of 44,629,880 Common Units, 21,638,730 Subordinated Units and 1,352,421 General Partner Units. Other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding on the Closing Date and, except for any Units issued by the Partnership in compliance with Section 5(g) of this Agreement, on each settlement date.

     (k) No Other Subsidiaries. Except as described in the Disclosure Package and the Prospectus, none of the Partnership Entities will, on the Closing Date and each settlement date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
     (l) No Preemptive Rights, Registration Rights or Options. Except as identified in the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Except for such rights that have been waived or as described in the Disclosure Package and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.
     (m) Authority and Authorization. Each of the Spectra Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. On the Closing Date and each settlement date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Spectra Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery by the Spectra Entities of the Operative Agreements (as defined herein) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.
     (n) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Spectra Parties.
     (o) Enforceability of Operative Agreements. At or before the Closing Date:
     (i) the Organizational Agreements will have been duly authorized, executed and delivered by the parties thereto, and will be valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms;
     (ii) the Omnibus Agreement will have been duly authorized, executed and delivered by each of the parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

     (iii) the Credit Agreement will have been duly authorized, executed and delivered by the Partnership Entities party thereto and will be a valid and legally binding agreement of the Partnership Entities party thereto, enforceable against the Partnership Entities party thereto, in accordance with its terms; and
     (iv) the Contribution Documents will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of such parties thereto, enforceable against such parties thereto in accordance with their respective terms;
provided that, with respect to each agreement described in this Section 1(o), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.
     The Organizational Agreements and the Transaction Documents are herein collectively referred to as the “Operative Agreements.”
     (p) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the Spectra Entities that are parties hereto or thereto, as the case may be, or (iii) the consummation of the Transactions and any other transactions contemplated by this Agreement or the Operative Agreements, (A) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document (collectively, the “Organizational Documents”) of any of the Spectra Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Spectra Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Spectra Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Spectra Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements.

     (q) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Spectra Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Spectra Parties, the execution, delivery and performance by the Spectra Entities that are parties thereto of their respective obligations under the Operative Agreements or the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and blue sky laws of any jurisdiction, (ii) for such consents that have been, or prior to the Closing Date will be, obtained, (iii) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Spectra Entities to consummate the Transactions, and (iv) as disclosed in the Disclosure Package and the Prospectus.
     (r) No Defaults. None of the Spectra Entities is in (i) violation of its Organizational Documents, or of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Spectra Entities or any of their properties or assets or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument relating to the Assets to which it is a party or by which it or any of its properties may be bound, which in the case of either (i) or (ii) would reasonably be expected to have, if continued, a Material Adverse Effect or materially impair the ability of the Spectra Entities to consummate the Transactions.
     (s) Conformity of Units to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.
     (t) No Labor Dispute. No labor problem or dispute with the Spectra Entities’ employees who are engaged in the business associated with the Assets exists or is threatened or imminent, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.
     (u) Sufficiency of the Transaction Documents. The Transaction Documents will be legally sufficient to transfer or convey to the Partnership and its subsidiaries satisfactory title to, or valid rights to use or manage all properties not already held by it that are, individually or in the aggregate, required to enable the Partnership and its subsidiaries to conduct their operations in all material respects as contemplated by the Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described therein or contained in the Transaction Documents. The Partnership and it subsidiaries, upon execution and delivery of the

Transaction Documents, will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership.
     (v) Financial Statements. The historical financial statements and schedules included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis shown therein as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary historical and pro forma financial and operating information set forth in the Preliminary Prospectus, the Prospectus and the Registration Statement under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” and the selected historical and pro forma financial and operating information set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” in the Preliminary Prospectus, the Prospectus and Registration Statement is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.
     (w) Independent Public Accountants. Deloitte & Touche LLP, who has audited the audited financial statements and schedules included in the Disclosure Package and the Prospectus and delivered its reports with respect to the audited financial statements and schedules included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Act and the applicable published rules and regulations thereunder.
     (x) Litigation. Except as described in the Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Spectra Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement.
     (y) Title to Properties. Following consummation of the Transactions and on the Closing Date and each settlement date, the Partnership Entities will have good and indefeasible title to all real property and good title to all personal property described in the Disclosure Package or the Prospectus as owned by the Partnership Entities, free and clear of all Liens except (i) as described, and subject to limitations contained, in the Disclosure Package and the Prospectus, (ii) that arise under the Credit Agreement or (iii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Disclosure Package and the Prospectus; provided that, with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Disclosure Package and the Prospectus.
     (z) Rights-of-Way. Following consummation of the Transactions and on the Closing Date and each settlement date, the Partnership Entities will have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Disclosure Package and the Prospectus, the Partnership Entities have, or following consummation of the Transactions will have, fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (aa) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the Operative Agreements or the issuance by the Partnership or sale by the Partnership of the Units.

     (bb) Tax Returns. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.
     (cc) Insurance. The Spectra Entities, carry or are entitled to the benefits of insurance relating to the Assets in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect. Neither the Spectra Entities nor any of the Partnership Entities has any reason to believe that they will not be able (i) to renew their existing insurance coverage relating to the Assets as and when such policies expire or (ii) to obtain comparable coverage relating to the Assets from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.
     (dd) Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Disclosure Package and the Prospectus or arising under the Credit Agreement.
     (ee) Possession of Licenses and Permits. The Spectra Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business associated with the Assets, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Spectra Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Spectra Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
     (ff) Environmental Laws. With respect to the Assets, each of the Spectra Entities (i) is in compliance with all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the Spectra Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Spectra Entities have reasonably concluded that such associated costs and liabilities relating to the Assets would not, singly or in the aggregate, have a Material Adverse Effect.
     (gg) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Preliminary Prospectus or the Prospectus and is not so described.
     (hh) ERISA. On the Closing Date and each settlement date, each Partnership Entity will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity (after giving effect to the Transactions) would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity (after giving effect to the Transactions) expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.
     (ii) Description of Legal Proceedings and Contracts; Filing of Exhibits. There are no legal or governmental proceedings pending or, to the knowledge of the Spectra Parties, threatened or contemplated, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their properties or assets, or to which the Assets, is subject, that are required to be described in the Registration Statement or the Disclosure Package that are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Disclosure Package or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Exchange Act or the rules and regulations thereunder. The statements included in the Registration Statement and the Disclosure Package, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings.
     (jj) Sarbanes-Oxley Act of 2002. On and after the Closing Date, the Partnership will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Partnership.
     (kk) Investment Company. None of the Partnership Entities is nor, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will any of the Partnership Entities be an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (ll) Books and Records. Each Partnership Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Each Partnership Entity’s internal controls over financial reporting are effective and none of the Partnership Entities is aware of any material weakness in their internal control over financial reporting.
     (mm) Disclosure Controls and Procedures. (i) Each Partnership Entity has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.
     (nn) Market Stabilization. None of the Spectra Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (oo) Foreign Corrupt Practices Act. No Partnership Entity nor, to the knowledge of the Spectra Parties, any director, officer, agent, employee or affiliate of any Partnership Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership Entities and, to the knowledge of the Spectra Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (pp) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Spectra Parties, threatened.
     (qq) Office of Foreign Assets Control. Neither the Partnership nor any of its subsidiaries nor, to the knowledge of the Spectra Parties, any director, officer, agent, employee or affiliate of the Partnership or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (rr) Lending Relationship. Except as disclosed in the Disclosure Package and the Prospectus, the Partnership (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.
     (ss) Private Placement. The sale and issuance of the SET Units to SET, the SEPL Units to SEPL and the Incentive Distribution Rights and the GP Common Units to the General Partner are exempt from the registration requirements of the Act, the rules and regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.
     (tt) Statistical Data. Any statistical and market-related data included in the Disclosure Package or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
     (uu) Directed Unit Sales. Each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which such Preliminary Prospectus, Prospectus or such Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Unit Program. No authorization, approval, consent, license, order, registration or qualification of or with any court or governmental agency or body, other than such as have been obtained, is required under the securities laws and regulations of any foreign jurisdiction in which the Directed Units are offered or sold outside the United States. The Spectra Parties have not offered, or caused the Underwriters to offer, any of the Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership Entities, to alter the customer’s or supplier’s level or type of business with the Partnership Entities, or (ii) a trade journalist or publication to write or publish favorable information about the Partnership Entities or their operations.
     (vv) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with this Agreement, any other materials, if any, permitted by the Act, including Rule 134, and, in connection with the Directed Unit Program described in Section 4 hereof, the enrollment materials prepared by Citigroup Global Markets Inc.

     (ww) Listing on the NYSE. The Units have been approved to be listed on the NYSE, subject to official notice of issuance.
          Any certificate signed by any officer of any of the Spectra Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Underwriter.
     2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $20.625 per unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,500,000 Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Common Units.
          3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on July 2, 2007, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three

Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.
          As part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. has agreed to reserve out of the Firm Units set forth opposite its name on Schedule I to this Agreement, up to 5% of the Firm Units, for sale to the employees, officers, and directors of the Spectra Parties and other parties associated with the Spectra Parties (collectively, the “Directed Unit Participants”), as described in the Prospectus under the heading “Underwriting” (the “Directed Unit Program”). The Firm Units to be sold by Citigroup Global Markets Inc. pursuant to the Directed Unit Program (the “Directed Units”) will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Units not orally confirmed for purchase by any Directed Unit Participants by 8:00 AM, New York City time, on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. upon the terms and conditions set forth in the Prospectus. Under no circumstances will Citigroup Global Markets Inc. or any other Underwriter be liable to the Spectra Parties or to any Directed Unit Participants for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Firm Units which are not purchased by Directed Unit Participants will be offered by Citigroup Global Markets Inc. to the public upon the terms and conditions set forth in the Prospectus.
          5. Agreements. Each of the Spectra Parties, jointly and severally, agrees with the several Underwriters that:
     (a) Preparation of Prospectus and Registration Statement. Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) Amendment or Supplement of Disclosure Package and Issuer Free Writing Prospectuses. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which (i) the Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus, the Partnership will (A) notify promptly the Representatives so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.
     (c) Amendment of Registration Statement or Supplement of Prospectus. If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.

     (d) Reports to Unitholders. The Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy, on a timely basis, the provisions of Section 11(a) of the Act and Rule 158 under the Act.
     (e) Signed Copies of the Registration Statement and Copies of the Prospectus. The Partnership will furnish to the Representatives and counsel for the Underwriters, upon request and without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.
     (f) Qualification of Units. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.
     (g) Lock-Up Period. The Partnership will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, provided, however, that the Partnership may issue and sell Common Units pursuant to any employee benefit plan of the Partnership in effect at the Execution Time and the Partnership may issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. Notwithstanding the foregoing, if (i) during the last 17 days of the 180-day restricted period, the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs; or (ii) prior to the expiration of the 180-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event. The Partnership will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 6(k) with prior notice of any such announcement or occurrence that gives rise to an extension of the restricted period.
     (h) Price Manipulation. The Spectra Parties will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (i) Expenses. The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; provided, however, that the Partnership is obligated to pay only 50% of the costs and expenses incurred by or on behalf of Partnership representatives for private air travel in connection with such presentations; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder. The Underwriters will reimburse the Partnership for expenses that are incurred by the Partnership in connection with transactions contemplated hereby in an amount of up to 0.25% of the gross proceeds from the sale of Units (including from the sale of any Option Units). Such reimbursement may be made by wire transfer of immediately available funds to such account or accounts designated by the Partnership or such other method as agreed to by the Parties following delivery of reasonably satisfactory documentation of the expenses to the Representatives.
     (j) Directed Unit Program Expenses. The Partnership agrees to pay (i) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Unit Program, (ii) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Unit Program material and (iii) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Unit Program.
     (k) Free Writing Prospectuses. The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such Free Writing Prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
          Furthermore, the Partnership covenants with the Underwriters that the Partnership will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Spectra Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Spectra Parties made in any certificates pursuant to the provisions hereof, to the performance by the Spectra Parties of their obligations hereunder and to the following additional conditions:
     (a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Partnership shall have requested and caused Vinson & Elkins L.L.P., counsel for the Partnership, to have furnished to the Representatives their opinion, dated the Closing Date and any settlement date pursuant to Section 3 hereof and addressed to the Representatives, to the effect that:
     (i) Formation and Qualification. Each of the Partnership Entities organized under the laws of the State of Delaware (the “Delaware Partnership Entities”) has been duly formed and is validly existing as a general partnership, limited partnership or limited liability company, as applicable, and is in good standing under the laws of the State of Delaware with full power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease and to operate its properties currently owned or leased and conduct its business as currently conducted or as to be conducted, in each case as described in the Disclosure Package and the Prospectus. Each of the Delaware Partnership Entities is duly qualified to transact business and is in good standing as a foreign general partnership, foreign limited partnership or foreign limited liability company in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.
     (ii) Power and Authority to Act as a General Partner. The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and Prospectus. GP LLC has full power and authority to act as general partner of the General Partner in all material respects as described in the Disclosure Package and Prospectus. The Operating GP has full power and authority to act as general partner of the Operating Partnership in all material respects as described in the Disclosure Package and Prospectus.
     (iii) Ownership of GP LLC. SET owns all of the issued and outstanding membership interests of GP LLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of GP LLC (as the same may be amended or restated at or prior to the Closing Date, the “GP LLC Agreement”) and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and SET owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package or the Prospectus and Liens created or arising under the Delaware LLC Act), (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SET as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.
     (iv) Ownership of the Limited Partner Interest in the General Partner. SEPL owns a 99% limited partner interest in the General Partner; such limited partner interest has been duly and validly authorized and issued in accordance with the partnership agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Date, the “GP Partnership Agreement”) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act) and SEPL owns such limited partner interest free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package, the Prospectus or Liens created by or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SEPL as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.
     (v) Ownership of the General Partner Interest in the General Partner. GP LLC is the sole general partner of the General Partner with a 1% general partner interest in the General Partner; such general partner interest has been duly and validly authorized and issued in accordance with the GP Partnership Agreement, and GP LLC owns such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package, the Prospectus or Liens created by or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming GP LLC as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.
     (vi) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package, the Prospectus or Liens created by or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

     (vii) Ownership of Sponsor Units and Incentive Distribution Rights. All Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly and validly authorized and issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and SEPL owns the SEPL Units, SET owns the SET Units and the General Partner owns GP Common Units and the Incentive Distribution Rights, in each case free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package, the Prospectus or the Partnership Agreement or Liens created by or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SEPL, SET or the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.
     (viii) Valid Issuance of the Units. The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).
     (ix) Capitalization. After giving effect to the Transactions, the issued and outstanding partnership interests of the Partnership will consist of 44,629,880 Common Units, 21,638,730 Subordinated Units and 1,352,421 General Partner Units and the Incentive Distribution Rights. Other than the Sponsor Units and the Incentive Distribution Rights, the Units are the only limited partner interests of the Partnership issued and outstanding.
     (x) Ownership of the Operating GP. After giving effect to the Transactions, the Partnership owns all of the issued and outstanding membership interests of the Operating GP; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating GP (as the same may be amended or restated at or prior to the Closing Date, the “Operating GP LLC Agreement”) and are fully paid (to the extent required by the Operating GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package, the Prospectus and Liens created by or arising under the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.
     (xi) Ownership of the General Partner Interest in the Operating Partnership. After giving effect to the Transactions, the Operating GP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Operating Partnership (as the same may be amended or restated at or prior to the Closing Date, the “OLP Partnership Agreement”); and the Operating GP owns such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package, the Prospectus and Liens created by or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.
     (xii) Ownership of the Limited Partner Interest in the Operating Partnership. After giving effect to the Transactions, the Partnership owns a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the OLP Partnership Agreement and is fully paid (to the extent required under the OLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package, the Prospectus and Liens created by or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.
     (xiii) Ownership of Gulfstream. After giving effect to the Transactions, the Operating Partnership owns 24.5% of the issued and outstanding membership interests of Gulfstream; such membership interests have been duly authorized and validly issued in accordance with limited liability company agreement of Gulfstream (as the same may be amended or restated at or prior to the Closing Date, the “Gulfstream LLC Agreement”) and are fully paid (to the extent required by the Gulfstream

LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership will own such membership interests free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package, the Prospectus or the Gulfstream LLC Agreement and Liens created by or arising under the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.
     (xiv) Ownership of SEP MHP. After giving effect to the Transactions, the Operating Partnership owns 100% of the issued and outstanding membership interests of SEP MHP; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of SEP MHP (as the same may be amended or restated at or prior to the Closing Date, the “SEP MHP LLC Agreement”) and are fully paid (to the extent required by the SEP MHP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership will own such membership interests free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package, the Prospectus or the SEP MHP LLC Agreement and Liens created by or arising under the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.
     (xv) Ownership of Market Hub. After giving effect to the Transactions, SEP MHP owns 50% of the issued and outstanding partnership interests of Market Hub; such partnership interests have been duly authorized and validly issued in accordance with the general partnership agreement of Market Hub (as the same may be amended or restated at or prior to the Closing Date, the “Market Hub Partnership Agreement”) and are fully paid (to the extent required by the Market Hub Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 15-309 and 15-807 of the Delaware GP Act); and SEP MHP will own such partnership interests free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package, the Prospectus or the Market Hub Partnership Agreement and Liens created by or arising under the Delaware Partnership Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SEP MHP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.
     (xvi) Ownership of the Market Hub Subsidiaries. After giving effect to the Transactions, Market Hub owns 100% of the outstanding membership interests of Egan Hub Storage LLC and Moss Bluff Hub LLC collectively, the “Market Hub Subsidiaries”); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of the respective Market Hub Subsidiaries (as the same may be amended or restated at or prior to the Closing Date, the “Subsidiary LLC Agreements”) and are fully paid (to the extent required by the respective Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Market Hub will own such membership interests free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package, the Prospectus or the respective Subsidiary LLC Agreement and Liens created by or arising under the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Market Hub as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.
     (xvii) No Preemptive Rights, Registration Rights or Options. Except as identified in the Disclosure Package and the Prospectus, there are no (A) preemptive rights or other rights to subscribe for or to purchase (with the exception of those rights provided in Section 4.06 of the Gulfstream LLC Agreement), nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (B) outstanding options or warrants to purchase any securities of the Partnership Entities, in each case pursuant to their respective Organizational Agreements or any other agreement or instrument listed as an exhibit to the Registration Statement. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than as described in the Disclosure Package and the Prospectus, as set forth in the Partnership Agreement or as have been waived.
     (xviii) Authority and Authorization. Each of the Spectra Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver (A) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus and (B)

the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. All corporate, partnership and limited liability company action, as the case may be, required to be taken by the Spectra Entities or any of their stockholders, members or partners (other than East Tennessee) for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery by the Spectra Entities (other than East Tennessee) of the Operative Agreements and the consummation of the Transactions has been validly taken.
     (xix) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Spectra Parties.
     (xx) Enforceability of Operative Agreements. The Operative Agreements, with the exception of (A) the East Tennessee LLC Agreement (defined below) and (B) the Contribution Agreement, with respect to East Tennessee only, have been duly authorized, executed and delivered by the Spectra Entities that are parties thereto. The Operative Agreements, with the exception of the East Tennessee LLC Agreement, are valid and legally binding agreements of the Spectra Entities that are parties thereto, enforceable against such parties in accordance with their terms; provided that, with respect to each agreement described in this Section (xx), the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (xxi) No Conflicts. None of (A) the offering, issuance or sale by the Partnership of the Units, (B) the execution, delivery and performance of this Agreement and the Operative Agreements by the Spectra Entities that are parties hereto or thereto (other than East Tennessee), as the case may be, or (C) the consummation of the Transactions by the Partnership Entities, (i) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Delaware Partnership Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument filed as an exhibit to the Registration Statement is governed by the laws of the States of Texas, Delaware or New York, (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”), the laws of the State of Texas or federal law, (iv) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or other authority of or with any court, governmental agency or body of the States of Delaware or Texas or the United States of America having jurisdiction over any of the Partnership Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (v) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii), (iv) or (v), would have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the Transactions; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti fraud laws.
     (xxii) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law or federal law is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Spectra Parties, the execution, delivery and performance by the Partnership Entities that are parties thereto of their respective obligations under the other Operative Agreements or the consummation of the Transactions by the Partnership Entities except (A) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (B) for such consents that have been obtained or made, (C) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate the Transactions or (D) as disclosed in the Disclosure Package and the Prospectus.
     (xxiii) Effectiveness of Registration Statement. The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened.
     (xxiv) Form of Registration Statement and Prospectus. The Registration Statement, on the Effective Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Act, except that in each case such counsel need express no opinion with respect to the financial statements or other financial and statistical data contained in or omitted from the Registration Statement or the Prospectus.
     (xxv) Description of Common Units. The statements included in the Registration Statement and the Disclosure Package under the captions “Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions—General,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” and “The Partnership Agreement” insofar as they purport to constitute summaries of the terms of the Common Units (including the Units), are accurate summaries of the terms of such Common Units in all material respects.
     (xxvi) Descriptions and Summaries. The statements included in the Registration Statement and the Disclosure Package under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “The Partnership Agreement,” and “Investment in Spectra Resources Partners LP by Employee Benefit Plans” insofar as they purport to constitute summaries of the terms of federal or Texas statutes, rules or regulations or the Delaware LP Act, the Delaware LLC Act or the DGCL, any legal and governmental proceedings or any contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects. The description of the federal statutes, rules and regulations set forth in the Prospectus under “Business—Safety and Maintenance,” “Business—Regulation” and “Business—Environmental Regulations” constitute accurate summaries of the terms of such statutes, rules and regulations in all material respects.
     (xxvii) Tax Opinion. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
     (xxviii) Investment Company. None of the Partnership Entities is, nor after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will any of the Partnership Entities be, an “investment company” as defined in the Investment Company Act.
          In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Spectra Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, Delaware LLC Act and the DGCL and the laws of the State of Texas or the contract law of the State of New York, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters) (v) assume that the descriptions of interests in property described in the Contribution Documents are accurate and describe the interests intended to be conveyed thereby (and that references in the Contribution Documents to other instruments of record are correct and that such recorded instruments contain legally sufficient property descriptions) and (vi) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Spectra Parties may be subject.
          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Spectra Entities, the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:
          (A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
          (B) the Disclosure Package, as of the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or
          (C) the Prospectus, as of its date and on the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting information or statistical data, included in, or excluded from, the Registration Statement or the Prospectus or the Disclosure Package, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.
     (c) The Partnership shall have requested and caused Waller Lansden Dortch & Davis, LLP, Tennessee counsel for the Spectra Entities, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

     (i) Formation and Qualification. East Tennessee has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of the State of Tennessee with full power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case as described in the Disclosure Package and the Prospectus.
     (ii) No Conflicts. None of (A) the offering, issuance or sale by the Partnership of the Units, (B) the execution, delivery and performance of this Agreement and the Operative Agreements by the parties hereto or thereto, as the case may be, or (C) the consummation of any other Transactions, (i) constitutes or will constitute a violation of the Organizational Documents of East Tennessee, (ii) violates or will violate the Tennessee Revised Uniform Limited Partnership Act, the Tennessee LLC Act, the Tennessee Corporate Law or any rule or regulation, or any judgment, order or decree known to such counsel of any Tennessee court, regulatory body, administrative agency, governmental body, arbitrator or any other authority having jurisdiction over any of the Partnership Entities or any of their properties or assets, (iii) violates or will violate any order, judgment, decree or injunction of any court or governmental agency having jurisdiction over any of the Partnership Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii), or (iv), would have a Material Adverse Effect or a material adverse effect on the ability of any of the Partnership Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti fraud laws.
     (iii) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the State of Tennessee is required in connection with the execution, delivery and performance of the Operative Agreements that East Tennessee is a party to, the execution, delivery and performance by the Spectra Entities that are parties thereto of their respective obligations under the other Operative Agreements or the consummation of the Transactions except (A) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (B) for such consents that have been obtained or made, (C) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Spectra Entities to consummate the Transactions or (D) as disclosed in the Disclosure Package and the Prospectus.
     (iv) Authority and Authorization. All limited liability company action required to be taken by East Tennessee or any of its members for the execution and delivery by East Tennessee of the Operative Agreements and the consummation of the Transactions has been validly taken.
          In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Spectra Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by the laws of the State of Tennessee, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of East Tennessee, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters) (v) assume that the descriptions of interests in property described in the Contribution Documents are accurate and describe the interests intended to be conveyed thereby (and that references in the Contribution Documents to other instruments of record are correct and that such recorded instruments contain legally sufficient property descriptions) and (vi) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Spectra Parties may be subject.
     In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the Transactions and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.
     (d) William S. Garner, Jr. shall have furnished to the Representatives his written opinion, as General Counsel of Spectra Energy, dated the Closing Date and addressed to the Representatives, to the effect that:
     (i) Formation and Qualification. Each of Spectra Energy, Spectra Capital, SET and SEPL (the “Spectra Delaware Entities”) has been duly formed and is validly existing as a limited liability company or corporation, as applicable, and is in good standing under the laws of the

State of Delaware with full power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease and to operate its properties currently owned or leased and conduct its business as currently conducted or as to be conducted, in each case as described in the Disclosure Package and the Prospectus. Each of the Spectra Delaware Entities is duly qualified to transact business and is in good standing as a foreign corporation or foreign limited liability company in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.
     (ii) Ownership of East Tennessee. The Operating Partnership owns all of the issued and outstanding membership interests of East Tennessee; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of East Tennessee (as the same may be amended or restated at or prior to the Closing Date, the “East Tennessee LLC Agreement”) and are fully paid (to the extent required by the East Tennessee LLC Agreement).
     (iii) No Conflicts. None of (A) the offering, issuance or sale by the Partnership of the Units, (B) the execution, delivery and performance of this Agreement and the Operative Agreements by the Spectra Delaware Entities that are parties hereto or thereto, as the case may be, or (C) the consummation of the Transactions by the Spectra Delaware Entities, (i) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Spectra Delaware Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument filed as an exhibit to the Registration Statement or any other agreement that the Partnership certifies is material to the Spectra Delaware Entities as listed on Annex I hereto, (iii) violates or will violate the Delaware LLC Act or the DGCL, the laws of the State of Texas or federal law, (iv) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or other authority of or with any court, governmental agency or body of the States of Delaware or Texas or the United States of America having jurisdiction over any of the Partnership Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (v) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii), (iv) or (v), would have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the Transactions; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti fraud laws.

     (iv) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law or federal law is required in connection with the execution, delivery and performance by the Spectra Delaware Entities that are parties thereto of their respective obligations under the other Operative Agreements or the consummation of the Transactions by the Spectra Delaware Entities except (A) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (B) for such consents that have been obtained or made, (C) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Spectra Delaware Entities to consummate the Transactions or (D) as disclosed in the Disclosure Package and the Prospectus.
     (v) Material Agreements. To the knowledge of such counsel, there are no (A) legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required or, if determined adversely to any Partnership Entity, would individually or in the aggregate have a Material Adverse Effect on the Partnership Entities; and (B) agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.
          In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Spectra Parties and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel’s opinion is limited to matters governed by federal law and the Delaware LP Act, Delaware LLC Act and the DGCL and the laws of the State of Texas, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign corporation or limited liability company, as the case may be, of the Spectra Delaware Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters) (v) assume that the descriptions of interests in property described in the Contribution Documents are accurate and describe the interests intended to be conveyed thereby (and that references in the Contribution Documents to other instruments of record are correct and that such recorded instruments contain legally sufficient property descriptions), and (iv) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Spectra Parties may be subject.

     (e) The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Spectra Parties shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (f) The Spectra Parties shall have furnished to the Representatives a certificate of the Partnership, signed on behalf of the Partnership by the Chief Executive Officer and the Chief Financial Officer of the General Partner, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Units, and this Agreement and that:
     (i) the representations and warranties of the Spectra Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened;
     (iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus; and
     (iv) as of the Execution Time, they did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading.
     (g) The Spectra Parties shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives and Deloitte & Touche LLP, (i) confirming that they are an independent registered public accounting firm within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder, adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”), and that they have performed a review of the unaudited interim financial information made available by the Spectra Entities for the three-month period ended March 31, 2007 and as of March 31, 2007, in accordance with Statement on Auditing Standards No. 100 and (ii) stating their conclusions and findings with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.
     (h) With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “Initial Letter”), the Partnership shall have furnished to the Representatives a letter (the “Bring-down Letter”) of such accountants, addressed to the Underwriters and dated the Closing Date and any settlement date pursuant to Section 3 hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in their initial letter.
     (i) Prior to the Closing Date, the Spectra Parties shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     (j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Spectra Parties’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (k) The Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.
     (l) At the Execution Time, the Spectra Parties shall have furnished to the Representatives a letter substantially in the form of Exhibit B hereto from each of Spectra Energy, SET, SEPL, the General Partner and each officer and director of GP LLC.
     (m) The Spectra Parties shall have furnished to the Representatives evidence satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the Closing Date, including the concurrent closing of the new credit facility pursuant to the Credit Agreement, in each case as described in the Disclosure

     Package and the Prospectus without modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the Closing Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date or any settlement date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the office of Baker Botts L.L.P., counsel for the Underwriters, at 910 Louisiana, Houston, Texas 77002, on the Closing Date.
          7. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Spectra Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Spectra Parties will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.
          8. Indemnification and Contribution.
     (a) Each of the Spectra Parties agrees, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto or any other “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Spectra Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Spectra Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided, however, that prior to any Underwriter, director, officer, employee or agent of any Underwriter or any person who controls any Underwriter within the meaning of either the Act or the Exchange Act seeking any payment or reimbursement from Spectra Energy pursuant to this Section 8(a), such person shall do so only if and to the extent the other Spectra Parties have not timely made such payments or reimbursement and such person has used commercially reasonable best efforts to collect such amounts from GP LLC, the General Partner, the Partnership, the Operating GP and the Operating Partnership, except in the event that the GP LLC, the General Partner, the Partnership, the Operating GP and the Operating Partnership commences or becomes subject to any bankruptcy, liquidation, reorganization, moratorium or other proceeding providing protection from creditors generally. This indemnity agreement will be in addition to any liability which the Spectra Parties may otherwise have.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Spectra Parties and each of their directors, each of their officers who sign the Registration Statement, and each person who controls the Spectra Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Spectra Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Spectra Parties by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each Spectra Party acknowledges that, under the heading “Underwriting,” (i) the sentences related to concessions and reallowances and (ii) the paragraphs related to stabilization, syndicate covering transactions, penalty bids and electronic delivery of the Prospectus in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.
     (c) Each of the Spectra Parties agrees, jointly and severally, to indemnify and hold harmless Citigroup Global Markets Inc. the directors, officers, employees and agents of Citigroup Global Markets Inc. and each person, who controls Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act (“Citigroup Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material, if any, prepared by or with the consent of any of the Spectra Parties for distribution in foreign jurisdictions in connection with the Directed Unit Program attached to the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable Preliminary Prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Unit Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Citigroup Entities; provided, however, that prior to any Citigroup Entity seeking any payment or reimbursement from Spectra Energy pursuant to this Section 8(c), such Citigroup Entity shall do so only if and to the extent the other Spectra Parties have not timely made such payments or reimbursement and such person has used commercially reasonable best efforts to collect from the GP LLC, the General Partner, the Partnership, the Operating GP and the Operating Partnership, except in the event that GP LLC, the General Partner, the Partnership, the Operating GP and the Operating Partnership commences or becomes subject to any bankruptcy, liquidation, reorganization, moratorium or other proceeding providing protection from creditors generally.
     (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Spectra Parties and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Spectra Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Spectra Parties, on the one hand, and by the Underwriters, on the other, from the offering of the Units; provided, however, (i) that prior to any such indemnified party seeking any payment or reimbursement from Spectra Energy pursuant to this Section 8(e), such person shall do so only if and to the extent the other Spectra Parties have not timely made such payments or reimbursement and such person has used commercially reasonable best efforts to collect such amounts from GP LLC, the General Partner, the Partnership, the Operating GP and the Operating Partnership, except in the event that the GP LLC, the General Partner, the Partnership, the Operating GP and the Operating Partnership commences or becomes subject to any bankruptcy, liquidation, reorganization, moratorium or other proceeding providing protection from creditors generally and (ii) that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Spectra Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Spectra Parties, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations; provided, however, that prior to any such indemnified party seeking any payment or reimbursement from Spectra Energy pursuant to this Section 8(e), such person shall do so only if and to the extent the other Spectra Parties have not timely made such payments or reimbursement and such person has used commercially reasonable best efforts to collect such amounts from GP LLC, the General Partner, the Partnership, the Operating GP and the Operating Partnership, except in the event that the GP LLC, the General Partner, the Partnership, the

Operating GP and the Operating Partnership commences or becomes subject to any bankruptcy, liquidation, reorganization, moratorium or other proceeding providing protection from creditors generally. Benefits received by the Spectra Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Spectra Parties, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Spectra Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Spectra Parties within the meaning of either the Act or the Exchange Act, each officer of the any of the Spectra Parties who shall have signed the Registration Statement and each director of any of the Spectra Parties shall have the same rights to contribution as the Spectra Parties, subject in each case to the applicable terms and conditions of this paragraph (e), including the obligation to use commercially reasonable efforts to collect such amounts from GP LLC, the General Partner, the Partnership, the Operating GP and the Operating Partnership, except in the event that the GP LLC, the General Partner, the Partnership, the Operating GP and the Operating Partnership commences or becomes subject to any bankruptcy, liquidation, reorganization, moratorium or other proceeding providing protection from creditors generally.
          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Units set forth opposite their names in Schedule I hereto bears to the aggregate number of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Spectra Parties. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the

Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Spectra Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Units shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Preliminary Prospectus or the Prospectus.
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Spectra Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Spectra Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (a) Citigroup Global Markets Inc. General Counsel (fax no. 212.816.7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel and (b) Lehman Brothers Inc. Syndicate Registration (fax no. 646.497.4815) and confirmed to Syndicate Registrations, Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019; or, if sent to the Partnership, will be mailed, delivered or telefaxed to Spectra Energy Partners, LP and confirmed to it at 5400 Westheimer Court, Houston, Texas 77056, attention of Patricia M. Rice, Secretary (fax no. 713.386.4263) with a copy to Vinson & Elkins LLP, 1001 Fannin Street, Suite 2500, Houston, Texas 77002 attention of David P. Oelman (fax no. 713.758.2346)
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          14. No Fiduciary Duty. Each of the Spectra Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Spectra Parties, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Spectra Parties and (c) the Spectra Parties’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Spectra Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Spectra Parties on related or other matters). Each of the Spectra Parties agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the Spectra Parties, in connection with such transaction or the process leading thereto.
          15. Research Analyst Independence. The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership, its affiliates and/or the offering that differ from the views of their respective investment banking divisions. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
          16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Spectra Parties and the Underwriters, or any of them, with respect to the subject matter hereof, with the exception of the Structuring Fee Agreement between the Representatives and the Partnership dated June 26, 2007.
          17. Applicable Law This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          18. Waiver of Jury Trial. Each of the Spectra Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
          “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
          “Commission” shall mean the Securities and Exchange Commission.
          “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Units, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
          “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
          “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
          “Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above, the Rule 424(a) Preliminary Prospectus and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.
          “Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.

          “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
          “Rule 134”, “Rule 158”, “Rule 164”, “Rule 172”, “Rule 175”, “Rule 405”, “Rule 424”, “Rule 424(a)”, “Rule 430A”, “Rule 433”, “Rule 436” and “Rule 462” refer to such rules under the Act.
          “Rule 424(a) Preliminary Prospectus” shall mean the preliminary prospectus relating to the Units filed with the Commission pursuant to Rule 424(a) on June 18, 2007.
          “Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.
          “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Spectra Parties and the several Underwriters.

Very truly yours, Spectra Energy Corp
By:	/s/ Alan N. Harris
	Name:	Alan N. Harris
	Title:	Chief Development Officer

Spectra Energy Partners, LP
By:	Spectra Energy Partners (DE) GP, LP its general partner
By:	Spectra Energy Partners GP, LLC its general partner
By:	/s/ C. Gregory Harper
	Name:	C. Gregory Harper
	Title:	President and Chief Executive Officer

Spectra Energy Partners GP, LLC
By:	/s/ C. Gregory Harper
	Name:	C. Gregory Harper
	Title:	President and Chief Executive Officer

Spectra Energy Partners (DE) GP, LP

By:	Spectra Energy Partners GP, LLC its general partner
By:	/s/ C. Gregory Harper
	Name:	C. Gregory Harper
	Title:	President and Chief Executive Officer

Signature Page to Spectra Energy Partners, LP Underwriting Agreement

Spectra Energy Partners OLP, LP
By:	Spectra Energy Partners OLP GP, LLC its general partner
By:	/s/ C. Gregory Harper
	Name:	C. Gregory Harper
	Title:	President and Chief Executive Officer

Spectra Energy Partners OLP GP, LLC
By:	/s/ C. Gregory Harper
	Name:	C. Gregory Harper
	Title:	President and Chief Executive Officer

Signature Page to Spectra Energy Partners, LP Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written. By: Citigroup Global Markets Inc.
By:	/s/ Michael J. Casey, Jr.
	Name:	Michael J. Casey, Jr.
	Title:	Vice President

By: Lehman Brothers Inc.
By:	/s/ Arlene Salmonson
	Name:	Arlene Salmonson
	Title:	Vice President
For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

Signature Page to Spectra Energy Partners, LP Underwriting Agreement

SCHEDULE I

Number of Firm Units
Underwriters	to be Purchased
Citigroup Global Markets Inc	2,600,000
Lehman Brothers Inc	2,600,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,300,000
UBS Securities LLC	1,300,000
Wachovia Capital Markets, LLC	1,300,000
A.G. Edwards & Sons, Inc	450,000
Raymond James & Associates, Inc	450,000

Total	10,000,000

I-1

SCHEDULE II
Schedule of Free Writing Prospectuses included in the Disclosure Package:
None.

II-1

SCHEDULE III
Spectra Energy Corp.
Spectra Energy Transmission, LLC
Spectra Energy Southeast Pipeline Corp.
Spectra Energy Partners (DE) GP, LP
Each officer and director of Spectra Energy Partners GP, LLC, comprised of:
     Martha B. Wyrsch
     C. Gregory Harper
     Lon C. Mitchell, Jr.
     William S. Garner, Jr.
     Gregory J. Rizzo
     Steven D. Arnold
     Nora M. Brownell

III-1

EXHIBIT A
OWNERSHIP OF PARTNERSHIP ENTITIES

Partnership Entity:	Equity Owned By:
Partnership	2% general partner interest owned by the General Partner;

100% of Incentive Distribution Rights owned by the General Partner;

98% limited partner interest held collectively by SET, SEPL and the General Partner as allocated through the Sponsor Units

GP LLC	100% of member interests owned by SET

General Partner	1% general partner interest owned by GP LLC 99% limited partner interest owned by SEPL

Operating Partnership	.001% general partner interest owned by the Operating GP; 99.999% limited partner interest owned by the Partnership

Operating GP	100% of member interests owned by the Partnership

East Tennessee	100% of member interests owned by the Operating Partnership

Gulfstream	24.5% of member interests owned by the Operating Partnership; 25.5% of member interests owned by SEPL

SEP MHP	100% of member interests owned by the Operating Partnership

Market Hub	50% of partnership interests owned by SEP MHP; 49.9% of partnership interests owned by SET MHP; 0.1% of partnership interests owned by SEPL MHP

Egan Hub Storage LLC	100% of member interests owned by Market Hub

Moss Bluff Hub LLC	100% of member interests owned by Market Hub

EXHIBIT B
FORM OF LOCK-UP LETTER
June      , 2007
Citigroup Global Markets Inc.
Lehman Brothers Inc.
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), by and among Spectra Energy Corp, Spectra Energy Partners, LP (the “Partnership”), Spectra Energy Partners GP, LLC, Spectra Energy Partners (DE) GP, LP, Spectra Energy Partners OLP, LP, Spectra Energy Partners OLP GP, LLC and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of units, representing limited partner interests (the “Partnership Units”), in the Partnership.
          In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Lehman Brothers Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement. The foregoing sentence shall not apply to bona fide gifts, sales or other dispositions of any Common Units of the Partnership that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of the lock-up agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto.

B-1

          Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the 180-day lock-up period set forth above (the “Lock-up Period”), the Partnership issues an earnings release or announces material news or a material event; or (ii) prior to the expiration of the Lock-up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.
          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.
Yours very truly,

B-2